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                                                                   Exhibit 10.21

                                  Manpower Inc.
                            5301 North Ironwood Road
                           Milwaukee, Wisconsin 53217

                                 August 15, 2002

Ms. Barbara J. Beck:

      Manpower Inc. (the "Corporation") desires to retain experienced, well-qualified executives, like you, to assure the continued growth and success of the Corporation and its direct and indirect subsidiaries (collectively, the "Manpower Group"). Accordingly, as an inducement for you to continue your employment in order to assure the continued availability of your services to the Manpower Group, we have agreed as follows:

1.    Definitions. For purposes of this letter:

      (a) Benefit Plans. "Benefit Plans" means all benefits of employment generally made available to the senior executives of the Corporation from time to time.

      (b) Cause. Termination by the Corporation of your employment with the Manpower Group for "Cause" will mean termination upon (i) your repeated failure to perform your duties with the Manpower Group in a competent, diligent and satisfactory manner as determined by the Corporation's Chief Executive Officer in his reasonable judgment,
            (ii) insubordination, (iii) your commission of any material act of dishonesty or disloyalty involving the Manpower Group, (iv) your chronic absence from work other than by reason of a serious health condition, (v) your commission of a crime which substantially relates to the circumstances of your position with the Manpower Group or which has material adverse effect on the Manpower Group, or
            (vi) the willful engaging by you in conduct which is demonstrably and materially injurious to the Manpower Group. For purposes of this Subsection 1(a), no act, or failure to act, on your part will be deemed "willful" unless done, or omitted to be done, by you not in good faith.

      (c) Change of Control. A "Change of Control" will mean the first to occur of the following:

            (i) the acquisition (other than from the Corporation), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of
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                  beneficial ownership (within the meaning of Exchange Act Rule
                  13d-3) of more than 50% of the then outstanding shares of common stock of the Corporation or voting securities representing more than 50% of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change of Control shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Corporation (A) by the Corporation, any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (B) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Corporation's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Corporation's then outstanding common stock or then outstanding voting securities, as the case may be; or

            (ii) the consummation of any merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Corporation's shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Corporation's then outstanding common stock or then outstanding voting securities, as the case may be; or

            (iii) the consummation of any liquidation or dissolution of the
                  Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation; or

            (iv) individuals who, as of the date of this letter, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date of this letter whose election, or nomination for election by the shareholders of the Corporation, was approved by at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this letter, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual


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                  whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11; or

            (v) whether or not conditioned on shareholder approval, the issuance by the Corporation of common stock of the Corporation representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Corporation entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Change of Control whereby there is a successor holding company to the Corporation, or, if there is no such successor, whereby the Corporation is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Corporation.

      (d) Good Reason. "Good Reason" will mean, without your consent, the occurrence of any one or more of the following during the Term:

            (i) a reduction in the duties assigned to you that is material based on your overall responsibilities and authority (ignoring incidental duties) prior to and after such reduction in duties, provided you object to such reduction in duties by written notice to the Corporation within twenty business days after it is made and the Corporation fails to cure, if necessary, within ten business days after such notice is given;

            (ii) any material breach of this agreement by the Corporation or of any obligation of the Corporation for the payment or provision of compensation or other benefits to you which remains uncured ten business days after you give written notice to the Corporation which specifies the breach;

            (iii) any reduction in your base salary as in effect from time to time or a failure by the Corporation to provide an arrangement for you for any fiscal year of the Corporation giving you the opportunity to earn an incentive bonus for such year;

            (iv) your being required by the Corporation to change the location of your principal office to one in excess of seventy-five miles from the Corporation's home office in Glendale, Wisconsin, provided your employment with the Manpower Group is terminated within ninety days after any such change of location; or

            (v) any reduction in the amount of the annual bonus received by you for a given fiscal year (calculated on a prorated basis for partial years) within two years after the occurrence of a Change of Control, as compared to the


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                  amount of the annual bonus received by you (prorated for
                  comparison to partial years) for either of the two fiscal years of the Corporation immediately preceding the fiscal year in which a Change of Control occurred, unless the bonus for such given fiscal year is based on criteria to which you have agreed.

            Your continued employment or failure to give Notice of Termination will not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder except as otherwise provided.

      (e) Notice of Termination. Any termination of your employment by the Corporation, or termination by you for Good Reason during the Term will be communicated by Notice of Termination to the other party hereto. A "Notice of Termination" will mean a written notice which specifies a Date of Termination (which date shall be on or after the date of the Notice of Termination) and, if applicable, indicates the provision in this letter applying to the termination and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

      (f) Date of Termination. "Date of Termination" will mean the date specified in the Notice of Termination where required (which date shall be on or after the date of the Notice of Termination) or in any other case upon your ceasing to perform services for the Manpower Group.

      (g) Protected Period. The "Protected Period" shall be a period of time determined in accordance with the following:

            (i) if a Change in Control is triggered by an acquisition of shares of common stock of the Corporation pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Change in Control, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Change in Control;

            (ii) if a Change in Control is triggered by a merger or consolidation of the Corporation with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Change in Control, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Change in Control; and

            (iii) in the case of any Change in Control not described in clause
                  (i) or (ii) above, the Protected Period shall commence on the date that is six months prior to the Change in Control and shall continue through and including the date of the Change in Control.


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      (h)   Term. The "Term" will be a period beginning on the date of this letter indicated above and ending on the first to occur of the following: (a) the date which is the two-year anniversary of the occurrence of a Change of Control; (b) the date which is the three-year anniversary of the date of this letter indicated above if no Change of Control occurs between the date of this letter indicated above and such three-year anniversary; and (c) the Date of Termination.

2.    Compensation and Benefits on Termination.

      (a) Termination by the Corporation for Cause or by You Other Than for Good Reason. If your employment with the Manpower Group is terminated by the Corporation for Cause or by you other than for Good Reason, the Corporation will pay you or provide you with (i) your full base salary as then in effect through the Date of Termination, (ii) your unpaid bonus, if any, attributable to any complete fiscal year of the Corporation ended before the Date of Termination (but no incentive bonus will be payable for the fiscal year in which termination occurs), and (iii) all benefits to which you are entitled under any Benefit Plans in accordance with the terms of such plans. The Manpower Group will have no further obligations to you.

      (b) Termination of Reason of Disability or Death. If your employment with the Manpower Group terminates during the Term by reason of your disability or death, the Corporation will pay you or provide you with (i) your full base salary as then in effect through the Date of Termination, (ii) your unpaid bonus, if any, attributable to any complete fiscal year of the Corporation ended before the Date of Termination, (iii) a bonus for the fiscal year during which the Date of Termination occurs equal in amount to the bonus you would have received for the full fiscal year had your employment not terminated, determined under the criteria applicable to you for receipt of a bonus for such year (with any discretionary component to be based on your progress towards attainment of relevant performance goals for such component during the portion of the year you are employed), but prorated for the actual number of days you were employed during such fiscal year, payable within forty-five days after the close of such fiscal year, and (iv) all benefits to which you are entitled under any Benefit Plans in accordance with the terms of such plans. The Corporation shall be entitled to terminate your employment by reason of your disability if you become disabled and entitled to benefits under the terms of the long-term disability plan of the Corporation. The Manpower Group will have no further obligations to you.


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      (c)   Termination for Any Other Reason.

            (i) If, during the Term and either during a Protected Period or within two years after the occurrence of a Change of Control, your employment with the Manpower Group is terminated for any reason not specified in Subsections 2(a) or (b), above, you will be entitled to the following:

                  (A) the Corporation will pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                  (B) the Corporation will pay you your unpaid bonus, if any, attributable to any complete fiscal year of the Corporation ended before the Date of Termination;

                  (C) the Corporation will pay you a bonus for the fiscal year during which the Date of Termination occurs equal in amount to the largest annual bonus for the three fiscal years of the Corporation immediately preceding the Date of Termination (provided, however, that if the Date of Termination is before January 1, 2004, such amount will not be less than 50% of your annual base salary at the highest rate in effect during the Term), but prorated for the actual number of days you were employed during such fiscal year;

                  (D) the Corporation will pay as a severance benefit to you a lump-sum payment equal to two times the sum of (1) your annual base salary at the highest rate in effect during the term and (2) the amount of your largest annual bonus for the three fiscal years of the Corporation immediately preceding the Date of Termination (provided, however, that if the Date of Termination is before January 1, 2004, such amount will not be less than 50% of your annual base salary at the highest rate in effect during the Term); and

                  (E) for a twelve-month period after the Date of Termination, the Corporation will arrange to provide you and your eligible dependents, at the Corporation's expense, with benefits under the medical, dental, life, and disability plans of the Manpower Group, or benefits substantially similar to the benefits you were receiving during the ninety-day period immediately prior to the time Notice of Termination is given under the named plans; provided, however, that benefits otherwise receivable by you pursuant to this Subsection 2(c)(i)(E) will be reduced to the extent other comparable benefits are actually received by you during the eighteen-month period following your termination, and any such benefits actually received by you will be reported


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                        to the Corporation; and provided, further that any
                        insurance continuation coverage that you may be entitled to receive under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") will commence on the Date of Termination.

            (ii) If your employment with the Manpower Group is terminated during the Term for any reason not specified in Subsection 2(a) or (b), above, and Subsection 2(c)(i) does not apply to the termination, you will be entitled to the following:

                  (A) the Corporation will pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                  (B) the Corporation will pay you your unpaid bonus, if any, attributable to any complete fiscal year of the Corporation ended before the Date of Termination;

                  (C) the Corporation will pay you a bonus for the fiscal year during which the Date of Termination occurs equal in amount to the bonus you would have received for the full fiscal year had your employment not terminated, determined under the criteria applicable to you for receipt of a bonus for such year (with any discretionary component to be based on your progress towards attainment of the relevant performance goals for such component during the portion of the year you were employed), but prorated for the actual number of days you were employed during such fiscal year, payable within forty-five days after the close of such fiscal year;

                  (D) the Corporation will pay a severance benefit to you equal to the amount of your annual base salary at the highest rate in effect during the Term plus an amount equal to your largest annual bonus for the three fiscal years of the Corporation immediately preceding the Date of Termination (provided, however, that if the Date of Termination is before January 1, 2004, such amount will not be less than 50% of your annual base salary at the highest rate in effect during the Term); and

                  (E) for the twelve-month period after the Date of Termination, you and your eligible dependents will continue to receive benefits under the medical and dental plans of the Corporation as if your employment by the Corporation did not terminate; provided, that the payments or benefits otherwise receivable by you pursuant to this Subsection 2(c)(ii)(E) will be reduced to the extent other comparable payments or benefits are actually received by you during the twelve-month period following your termination, and


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                        any such payments or benefits actually received by you
                        will be reported to the Corporation; and provided, further that any insurance continuation coverage that you may be entitled to receive under the Consolidated Omnibus Budget Reconciliation Act of 1986 or similar state laws will commence on the Date of Termination.

      The amounts paid to you pursuant to Subsection 2(c)(i)(D) or 2(c)(ii)(D) will not be included as compensation for purposes of any qualified or nonqualified pension or welfare benefit plan of the Manpower Group. Notwithstanding the above, if the Corporation, based on advice of its legal or tax counsel, determines that any of the amounts otherwise to be paid to you pursuant to Subsection 2(c)(i)(D) or 2(c)(ii)(D), when added to any other payment or benefit received or to be received by you in connection with the Change in Control or the termination of your employment, will be subject to the excise tax imposed by section 4999 of the Code (or any similar tax that hereafter may be imposed), the Corporation shall reduce the amounts otherwise to be paid to you pursuant to Subsection 2(c)(i)(D) or 2(i)(ii)(D) to the maximum amount that will result in no portion of the amounts to be paid to you pursuant to Subsection 2(c)(i)(D) or 2(c)(ii)(D) being subject to such excise tax.

      (d)   Payment. The payments provided for in Subsections 2(c)(i)(A) through
            (D) or 2(c)(ii)(A) and (B), above, will be made not later than the fifteenth business day following the Date of Termination. The bonus payment provided for in Subsection 2(c)(ii)(C) will be paid within forty-five days after the close of the fiscal year as provided in that subsection. The severance benefit provided for in Subsection 2(c)(ii)(D) will be paid in two equal installments, the first payable on the date that is six months after the Date of Termination and second on the first anniversary of the Date of Termination. If any of such payments is not made when due (hereinafter a "Delinquent Payment"), in addition to such principal sum, the Corporation will pay you interest on any and all such Delinquent Payments from the date due computed at the prime rate, compounded monthly. Such prime rate shall be the prime rate (currently the base rate on corporate loans posted by at least 75% of the 30 largest U.S. banks) in effect from time to time as reported in The Wall Street Journal, Midwest edition (or, if not so reported, as reported in such other source(s) as the Corporation shall select).

      (e) Release of Claims. Notwithstanding the foregoing, the Corporation will not pay you, and you have no right to receive, any benefit described in Subsections 2(c)(i)(D) or (E) or 2(c)(ii)(D) or (E), above, unless and until you execute, and there shall be effective following any statutory period for revocation, a release, in a form reasonably acceptable to the Corporation, that irrevocably and unconditionally releases, waives, and fully and forever discharges the Manpower Group and its past and current directors, officers, employees, and agents from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of your employment with the Manpower Group, including without limitation claims arising under the Age Discrimination


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            in Employment Act of 1967, as amended, Title VII of the Civil Rights
            Act of 1964, as amended, the Civil Rights Act of 1991, but excluding any claims covered under any applicable workers' compensation act.

      (f) Forfeiture. Notwithstanding the foregoing, your right to receive the payments and benefits to be provided to you under this Section 2 beyond those described in Subsection 2(a), above, is conditioned upon your performance of the obligations stated in Section 3, below, and upon your breach of any such obligations, you will immediately return to the Corporation the amount of such payments and benefits and you will no longer have any right to receive any such payments or benefits.

3.    Nondisclosure, Nonsolicitation and Noncompetition Agreement.

      (a)   Nondisclosure.

            (i) You will not, directly or indirectly, at any time during the term of your employment with the Manpower Group, or during the two-year period following your termination of employment with the Manpower Group, use for yourself or others or disclose to others except in the good faith performance of your duties for the Manpower Group any Confidential Information (as defined below), whether or not conceived, developed, or perfected by you and no matter how it became known to you, unless (a) you first secure written consent of the Corporation to such disclosure or use, (b) the same shall have lawfully become a matter of public knowledge other than by your act or omission, or (c) you are ordered to disclose the same by a court of competent jurisdiction or are otherwise required to disclose the same by law, and you promptly notify the Corporation of such disclosure. "Confidential Information" shall mean all business information (whether or not in written form) which relates to any company in the Manpower Group and which is not known to the public generally (absent your disclosure), including but not limited to confidential knowledge, operating instructions, training materials and systems, customer lists, sales records and documents, marketing and sales strategies and plans, market surveys, cost and profitability analyses, pricing information, competitive strategies, personnel-related information, and supplier lists. This obligation will survive the termination of your employment for a period of two years and, notwithstanding the foregoing, will not be construed to in any way limit the Corporation's rights to protect Confidential Information which constitute trade secrets under applicable trade secrets law even after such two-year period.

            (ii) Upon your termination of employment with the Manpower Group, or at any other time upon request of the Corporation, you will promptly surrender to the Corporation, or destroy and certify such destruction to the Corporation, any documents, materials, or computer or electronic records


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                  containing any Confidential Information which are in your
                  possession or under your control.

      (b) Nonsolicitation of Employees. You agree that you will not, at any time during the term of your employment with the Manpower Group or during the one-year period following your termination of employment with the Manpower Group, either on your own account or in conjunction with or on behalf of any other person, company, business entity, or other organization whatsoever, directly or indirectly induce, solicit, entice or procure any person who is an employee of any company in the Manpower Group, or has been such an employee within the three months preceding such action, to terminate his or her employment with the Manpower Group so as to accept employment elsewhere or to diminish or curtail the services such person provides to the Manpower Group.

      (c)   Noncompetition.

            (i) During the term of your employment with the Manpower Group, you will not assist any competitor of any company in the Manpower Group in any capacity.

            (ii) During the one-year period which immediately follows the termination of your employment with the Manpower Group, you will not, directly or indirectly, contact any customer or prospective customer of the Manpower Group with whom you have had contact on behalf of the Manpower Group during the two-year period preceding the Date of Termination or any customer or prospective customer about whom you obtained confidential information in connection with your employment by the Manpower Group during such two-year period so as to cause or attempt to cause such customer or prospective customer of the Manpower Group not to do business or to reduce such customer's business with the Manpower Group or divert any business from the Manpower Group.

            (iii) During the one-year period which immediately follows the termination of your employment with the Manpower Group, you will not, directly or indirectly, provide services or assistance of a nature similar to the services provided to the Manpower Group during the term of your employment with the Manpower Group, to any entity engaged in the business of providing temporary staffing services anywhere in the United States or any other country in which the Manpower Group conducts business as of the Date of Termination which has, together with its affiliated entities, annual revenues from such business in excess of $500,000,000. You acknowledge that the scope of this limitation is reasonable in that, among other things, providing any such services or assistance during such one-year period would permit you to use unfairly your close identification with the Manpower Group and the customer contacts you developed while employed by the Manpower Group and would involve the use and disclosure of confidential information pertaining to the Manpower Group.


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      (d)   Injunction. You recognize that irreparable and incalculable injury will result to the Manpower Group and its businesses and properties in the event of your breach of any of the restrictions imposed by this Section 3. You therefore agree that, in the event of any such actual, impending or threatened breach, the Corporation will be entitled, in addition to the remedies set forth in Subsection 2(f), above, and any other remedies and damages, to temporary and permanent injunctive relief (without the necessity of posting a bond or other security) restraining the violation, or further violation, of such restrictions by you and by any other person or entity from whom you may be acting or who is acting for you or in concert with you.

      (e) Equitable Extension. The duration of any restriction in this Section 3 will be extended by any period during which such restriction is violated by you.

      (f) Nonapplication. Notwithstanding the above, Subsection 3(c) above, regarding noncompetition, will not apply if your employment with the Manpower Group is terminated by you for Good Reason or by the Corporation without Cause either during a Protected Period or within two years after the occurrence of a Change of Control.

4. Vesting of Options. Any unvested options you hold at the time of a Change of Control to purchase stock of the Corporation will vest and become immediately exercisable at such time.

5. Unemployment Compensation. The severance benefits provided for in Subsections 2(c)(i)(D) and 2(c)(ii)(D) will be assigned for unemployment compensation benefit purposes to the two-year period following the Date of Termination, and you will be ineligible to receive, and you agree not to apply for, unemployment compensation during such period.

6. Nondisparagement. Upon your termination of employment with the Manpower Group for any reason, the Corporation agrees to maintain a positive and constructive attitude and demeanor toward you, and agrees to refrain from making any derogatory comments or statements of a negative nature about you. Upon your termination of employment with the Manpower Group for any reason, you agree to maintain a positive and constructive attitude and demeanor toward the Manpower Group, and agree to refrain from making derogatory comments or statements of a negative nature about the Manpower Group, its officers, directors, shareholders, agents, partners, representatives and employees, to anyone.

7. Successors; Binding Agreement. This letter agreement will be binding on the Corporation and its successors and will inure to the benefit of and be enforceable by your personal or legal representatives, heirs and successors.

8. Notice. Notices and all other communications provided for in this letter will be in writing and will be deemed to have been duly given when delivered in person, sent by telecopy,


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      or mailed by United States registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the other party.

9. No Right to Remain Employed. Nothing contained in this letter will be construed as conferring upon you any right to remain employed by the Corporation or any member of the Manpower Group or affect the right of the Corporation or any member of the Manpower Group to terminate your employment at any time for any reason or no reason, with or without cause, subject to the obligations of the Corporation as set forth herein.

10. Modification. No provision of this letter may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by you and the Corporation.

11. Withholding. The Corporation shall be entitled to withhold from amounts to be paid to you hereunder any federal, state, or local withholding or other taxes or charges which it is, from time to time, required to withhold under applicable law.

12. Previous Agreement. This letter, upon acceptance by you, expressly supersedes any and all previous agreements or understandings relating to your employment by the Corporation or the Manpower Group, except for the letter from the Corporation to you dated December 18, 2001, regarding the Corporation's offer of employment to you (provided this letter will supersede the sections of the prior letter concerning severance protection and restrictive covenants), or the termination of such employment, and any such agreements or understandings shall, as of the date of your acceptance, have no further force or effect.

      If you are in agreement with the foregoing, please sign and return one copy of this letter which will constitute our agreement with respect to the subject matter of this letter.

                                       Sincerely,

                                       MANPOWER INC.


                                       By: /s/ Jeffrey A. Joerres
                                          --------------------------------------
                                           Jeffrey A. Joerres, President and
                                           Chief Executive Officer

Agreed as of the 15 day of August, 2002.


/s/ Barbara J. Beck
----------------------------------------
Barbara J. Beck


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